Amendment No. 1
                                       to
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CFM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:

                             CFM TECHNOLOGIES, INC.
                             1336 Enterprise Drive
                             West Chester, PA 19380

                                   ----------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 5, 1998

                                   ----------


TO OUR SHAREHOLDERS:


     You are invited to be present either in person or by proxy at the Annual Meeting of Shareholders of CFM Technologies, Inc. to be held at the Sheraton Great Valley Hotel, 707 East Lancaster Pike, Frazer, Pennsylvania 19355, on Thursday, March 5, 1998 beginning at 10:00 A.M., for the following purposes:


     1. To elect six (6) directors; and

     2. To act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 30, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting ten days prior to the meeting during normal business hours at the Company's offices at 1336 Enterprise Drive, West Chester, PA 19380. Such list of shareholders will also be available for inspection at the meeting.

     The Directors hope that you will find it convenient to attend the meeting in person, but whether or not you plan to attend, please sign, date and return the enclosed proxy promptly to ensure your shares are represented at the meeting. Shareholders who execute proxies retain the right to revoke them (in writing) at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.


                                   By Order of the Board of Directors


                                   Lorin J. Randall
                                   Secretary

West Chester, Pennsylvania
February 5, 1998

                             VOTING AT THE MEETING


     Only holders of shares of Common Stock of the Company (the "Common Stock") of record at the close of business on January 30, 1998 will be entitled to vote at the Meeting. On such date, there were 7,914,427 shares of Common Stock, the only outstanding voting securities of the Company, issued and outstanding. Each share of Common Stock is entitled to one vote on all matters.


     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Each nominee for director must receive a plurality of the votes cast by the holders of shares entitled to vote at the Meeting. Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy. The shares of Common Stock represented by each properly executed proxy will be voted at the Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative.

     Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. A failure by a broker to vote those shares will have no effect on the outcome of this proposal because such shares are not considered shares present and entitled to vote with respect to this matter under applicable Pennsylvania law.

     The Company will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person and by telephone or facsimile. Arrangements have been made for the Company's transfer agent, American Stock Transfer & Trust Company (and may also be made with brokerage houses and other custodians, nominees and fiduciaries), for forwarding proxy materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse the transfer agent (and such other entities) for reasonable out-of-pocket expenses incurred in forwarding such materials.

     Your proxy vote is important. Accordingly, the Company asks you to complete, sign and return the accompanying proxy whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of January 30, 1998, as supplied to the Company, regarding the beneficial ownership of the Common Stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company's Common Stock, each director of the Company, each executive officer named in the summary compensation table under the caption "Executive Compensation" included elsewhere herein and all executive officers and directors as a group. Unless otherwise indicated, based upon information provided to the Company by the directors, executive officers and principal shareholders, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.



                                                 Shares Beneficially Owned (1)
                                                 -----------------------------

NAME *                                              Number         Percent
------                                              ------         -------


Christopher F. McConnell (2) ............         1,216,094         15.34%


Alan E. Walter (3) ......................           337,481          4.26
Roger A. Carolin (4) ....................           224,837          2.78
James J. Kim (5) ........................            67,038           **
Burton E. McGillivray (6) ...............            53,297           **
Milton S. Stearns, Jr. (7) ..............            44,043           **
Joseph E. Berger (8) ....................            39,613           **
Lorin J. Randall (9) ....................            35,267           **
Brad S. Mattson (10) ....................             9,534           **
David L. deLesdernier (11) ..............             9,375           **


All directors and executive
 officers as a group (9 persons) (12)....         1,704,087        20.63%


----------

* Unless otherwise indicated the business address of each shareholder named in this table is CFM Technologies, Inc., 1336 Enterprise Drive, West Chester, PA 19830.

**   Less than 1%.


(1)  Based on 7,914,427 shares outstanding.

(2) Includes 38,919 shares owned by Mr. McConnell's wife, 200,000 shares owned jointly with Mr. McConnell's wife and 26,623 shares held in trust for Mr. McConnell's children.


(3) Includes exercisable options to purchase 5,000 shares and 3,000 shares held in trust for Mr. Walter's children.

(4) Consists of 41,159 shares owned by Mr. Carolin's wife and exercisable options to purchase 183,678 shares.

(5) Includes 60,758 shares owned by ANAM S&T Co., Ltd. ("ANAM"), of which Mr. Kim is, directly and indirectly, the largest shareholder.

(6) Includes 24,948 shares owned jointly with Mr. McGillivray's wife and exercisable options to purchase 24,349 shares.

(7) Includes 4,000 shares held in a trust of which Mr. Stearns is a trustee and exercisable options to purchase 14,843 shares.

(8)  Consists of exercisable options to purchase 39,416 shares.

(9)  Consists of exercisable options to purchase 34,431 shares.

(10) Consists of exercisable options to purchase 9,534 shares.

(11) Consists of exercisable options to purchase 9,375 shares.

(12) Includes exercisable options to purchase 342,615 shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services in all capacities the Company or its subsidiaries for the fiscal year ended October 31, 1997 and the total compensation earned by such individuals for the Company's prior two fiscal years.

                           Summary Compensation Table


                                                                                Long-Term
                                                                            Compensation Awards
                                                                            -------------------
                                                      Annual Compensation       Securities       All Other
Name and                                 Fiscal     -----------------------     Underlying      Compensation
Principal Position                        Year      Salary ($)     Bonus ($)    Options (#)       ($)(1)
------------------                        ----      ----------     ---------    -----------       ------

Roger A. Carolin                          1997      $175,000       $34,500        63,300        $  5,476
  President and Chief                     1996       150,000        60,000          --             6,653
  Executive Officer                       1995       103,550        30,000          --             6,531

Christopher F.  McConnell                 1997       150,000        40,250        40,000           6,786
  Chairman of the Board of                1996       140,000        50,000          --             8,066
  Directors                               1995       103,550        30,000          --             9,386

Lorin J. Randall                          1997       145,000        33,500        45,800           5,662
  Vice President Finance,                 1996       125,000        30,000          --             5,426
  Chief Financial Officer,                1995       101,563        15,000        39,916              72
  Secretary and Treasurer (2)

Joseph E. Berger                          1997       120,000        25,000        21,000           5,040
  Vice President                          1996        90,000        25,000          --             3,691
  Worldwide Sales and Marketing           1995        82,000        16,500          --             2,236


Alan E. Walter                            1997       115,000        21,000        20,000           6,366
  Senior Vice President                   1996        90,000        35,000          --             6,744
  Business Development (3)                1995        79,800        22,500          --             1,745


David L. deLesdernier                     1997       110,000        10,500          --               798
  Vice President Engineering (4)          1996        32,082           --         30,000             116

----------

(1) Compensation reported represents (a) amounts from the Company's annual profit sharing plan; (b) the Company's matching contribution to the 401-K Plan paid in fiscal 1996 for the 1995 fiscal year, paid in fiscal 1997 for the 1996 fiscal year and paid in fiscal 1998 for the 1997 fiscal year; (c) the dollar value of premiums paid by the Company on life insurance policies regularly furnished to all employees; and (d) payments under the Founders Club Bonus Plan. The amounts reported above for fiscal year 1997 are comprised of:

                                 Profit   401-K Company   Life     Founders Club
                                 Sharing      Match     Insurance     Bonus
                                 -------      -----     ---------     -----

     Roger A. Carolin            $  624      $4,750      $  102      $ --
     Christopher F.  McConnell      624       4,546         102       1,515
     Lorin J. Randall               624       4,750         288        --
     Joseph E. Berger               624       4,350          66        --
     Alan E. Walter                 624       4,350         102       1,515
     David L. deLesdernier          624        --           174        --

(2)  Mr. Randall joined the Company in January 1995.

(3)  Mr. Walter was an executive officer until March 1997.

(4)  Mr. deLesdernier joined the Company in September 1996.